Exhibit 10.19

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Agreement”) dated August 9, 2012, to be effective as of July 10, 2012 (the “Effective Date”), is by and between The Mint Leasing, Inc., a Nevada corporation (the “Company”) and Jerry Parish, an individual (“Executive”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, The Mint Leasing, Inc., a Texas corporation, the Company’s wholly-owned subsidiary, and Executive previously entered into a three-year Employment Agreement (the “Employment Agreement”) on or around July 10, 2008, pursuant to which Executive agreed to serve as the Chief Executive Officer, which Employment Agreement was subsequently assumed by the Company, a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, on or around August 17, 2011, the Parties entered into the First Amendment to Employment Agreement, a copy of which is attached hereto as Exhibit B; and

WHEREAS, the Parties desire to enter into this Agreement to modify and extend the Employment Agreement and First Amendment to Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendments to Employment Agreement.

(a)           The Employment Agreement shall be extended and shall continue in effect for a period of five (5) years from the Effective Date of this Agreement.   For the sake of clarity and in an abundance of caution, Section 1.01 of the Employment Agreement shall be amended to provide for the Employment Agreement to have a nine-year term, ending on the ninth anniversary of the Commencement Date.

(b)           A new Section 3.03 shall be added to the Employment Agreement, which Section 3.03 shall read as follows:

“3.03           Acquisition Compensation Increases.  The Base compensation provided to the Executive shall be increased by not less than 10% per year upon the completion of an acquisition (including, but not limited to share exchanges, mergers and asset purchases) at any time subsequent to August 8, 2012, which has an aggregate transaction value of greater than $1,000,000 (an “Acquisition”) and on the anniversary of such Acquisition thereafter.”

2.           Waiver of Prior Unpaid Salary.  Executive has periodically agreed to accept a yearly salary of less than the Base compensation required by the Employment Agreement during the term of the Employment Agreement and prior to the execution of this Agreement.  Executive formally waives any unpaid salary he may have been due in connection with the Base compensation provided for in the Employment Agreement for the years from the Commencement Date of the Employment Agreement to the execution date of this Agreement.

3.           Reconfirmation of Employment Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Employment Agreement, to the extent the same are not amended hereby.

4.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement as modified or waived hereby.

5.           Employment Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

6.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

THE “COMPANY”
  THE MINT LEASING, INC.

 /s/ Jerry Parish
Jerry Parish
Chief Executive Officer
Date: 08/09/2012

“EXECUTIVE”

  /s/ Jerry Parish
Jerry Parish
Date: 08/09/2012